Exhibit 10.1

AMENDMENT NO. 1 TO EXECUTIVE

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), is dated as of August 22, 2017 (the “Effective Date”) and amends that certain Executive Employment Agreement, dated October 21, 2016 (the “Agreement”) between FREDERIC F. BRACE (the “Executive”) and MIDSTATES PETROLEUM COMPANY, INC. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and Executive previously entered into the Agreement;

WHEREAS, pursuant to Section 8(l) of the Agreement, the Agreement shall not be modified except in a writing signed by each party thereto; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein, effective as of October 22, 2017 (the “Amendment Date”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      The Executive and the Company hereby agree and acknowledge that the execution of this Amendment as of the Effective Date constitutes sufficient notice pursuant to Section 1 of the Agreement (as such Section 1 is in effect prior to the Amendment Date) that the Company intends for the Agreement to terminate following the conclusion of the “Term” as defined by this Amendment following the Amendment Date.

2.                                      Section 1 of the Agreement is hereby amended and restated effective on and after the Amendment Date as follows:

“Term. The Company agrees to employ Executive, and Executive agrees to be employed by the Company, upon the terms and conditions set forth in this Agreement for a period commencing on the Amendment Date and ending on April 21, 2018 (the “Term”).”

3.                                      Section 2(a)(1) of the Agreement is hereby amended and restated effective on and after the Amendment Date as follows:

“During the Term, Executive shall initially serve in a transitional role as the Company’s President and Chief Executive Officer until such time as the Company’s Board of Directors (the “Board”) hires a new individual to fill the role of President and Chief Executive Officer, and, in so doing, shall possess the duties and responsibilities consistent with that position in a company of the size and nature of the Company, and such other duties, responsibilities, and authority reasonably assigned to the Executive from time to time by the Board that are consistent with the Executive’s positions set forth above. Once a new President and Chief Executive Officer is hired by the Board, Executive shall serve in a transitional capacity and shall possess the duties and responsibilities reasonably assigned to Executive by the Board to assist the Company with such transition.”

4.                                      Section 2(b)(2) of the Agreement is hereby deleted effective on and after October 21, 2107.

5.                                      Section 4(a) of the Agreement is hereby amended and restated effective on and after the Amendment Date as follows:

“If the Company shall terminate the Executive’s employment for any reason or no reason during the Term, if the Executive resigns from his employment with Good Reason during the Term, or upon the natural expiration of the Term, the Company shall, in each case, have no further payment obligations to the Executive or his legal representatives, other than for the payment of: (1) in a cash lump sum within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law) that portion of the Executive’s Annual Base Salary accrued through the Date of Termination to the extent not previously paid, any expense reimbursement accrued and unpaid, any employee benefits pursuant to the terms of the applicable employee benefit plan, and any accrued but unused vacation (the “Accrued Obligations”); (2) the remainder of the Executive’s Base Salary which would have been earned through the remainder of the Term in the event that the Date of Termination occurs prior to the end of the Term; (3) in a cash lump sum within thirty (30) days after the conclusion of the Initial Term, an amount equal to $563,836.00, which is equal to a pro-rata portion of the Executive’s Target Bonus, based upon the number of days between January 1, 2017 and the conclusion of the Initial Term; (4) continuation of medical, dental and vision coverage for the Executive and his spouse and any eligible dependents on the same basis and at the same cost as active employees of the Company until the conclusion of the Term; and (5) beginning on the date immediately following the conclusion of the Term and thereafter in accordance with the customary payroll practices of the Company, the Company shall remit payment of the premiums to the insurer to provide for continued medical, dental and vision coverage for the Executive and his spouse and any eligible dependents until the end of the earlier of (i) the second anniversary of the conclusion of the Term and (ii) the date on which the Executive begins full-time employment with another entity that provides comparable health and welfare benefits (the payments in clauses (2) through (5), collectively, the “Termination Payments”). In addition to the payment obligations described in the preceding sentence, all unvested awards granted to the Executive under the Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan (the “MIP”) shall vest upon October 21, 2017.”

6.                                      The second sentence of Section 4(c) of the Agreement is hereby amended and restated effective on and after the Amendment Date as follows:

“For purposes of this Agreement, “Good Reason” shall mean any of the following, but only if occurring without the Executive’s consent: (1) a material diminution in the Executive’s Base Salary, (2) a material diminution in the Executive’s titles, positions, authority, duties, or responsibilities that is inconsistent with Executive’s transitional role as set forth in Section 2(a)(1) hereof, (3) the relocation of the Executive’s principal office to an area more than 50 miles from its location immediately prior to such relocation, or (4) the failure of the Company to comply with any material provision of the Executive’s employment agreement, including any amendment thereto, or equity agreement.”

7.                                      This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein.  All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained.  All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

8.                                      This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto.  The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment.  No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment.  Any waiver must be in writing.

9.                                      This Amendment shall inure to the benefit of the Company and its successors and assigns and shall be binding upon the Company and its successors and assigns.  This Amendment is personal to Executive, and Executive shall not assign or delegate his rights or duties under this Amendment, and any such assignment or delegation shall be null and void.

10.                               This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

MIDSTATES PETROLEUM COMPANY, INC.,

a Delaware corporation

By:	/s/ Alan J. Carr
Name:	Alan J. Carr
Title:	Chairman of the Board of Directors

Date:	August 22, 2017

EXECUTIVE:

/s/ Frederic F. Brace
Frederic F. Brace

Date:	August 22, 2017